Exhibit 99.1
FOR IMMEDIATE RELEASE

Contacts:	Farhan Ahmad	Erica Rodriguez Pompen
	Investor Relations	Media Relations
	farhanahmad@micron.com	epompen@micron.com
	(408) 834-1927	(408) 834-1873

MICRON TECHNOLOGY, INC. REPORTS RESULTS FOR THE
THIRD QUARTER OF FISCAL 2022

Multiple end-market and product revenue records reflect broad portfolio momentum

BOISE, Idaho, June 30, 2022 – Micron Technology, Inc. (Nasdaq: MU) today announced results for its third quarter of fiscal 2022, which ended June 2, 2022.

Fiscal Q3 2022 highlights
•Revenue of $8.64 billion versus $7.79 billion for the prior quarter and $7.42 billion for the same period last year
•GAAP net income of $2.63 billion, or $2.34 per diluted share
•Non-GAAP net income of $2.94 billion, or $2.59 per diluted share
•Operating cash flow of $3.84 billion versus $3.63 billion for the prior quarter and $3.56 billion for the same period last year

“Micron delivered record revenue in the fiscal third quarter driven by our team’s excellent execution across technology, products and manufacturing,” said Micron Technology President and CEO Sanjay Mehrotra. “Recently, the industry demand environment has weakened, and we are taking action to moderate our supply growth in fiscal 2023. We are confident about the long-term secular demand for memory and storage and are well positioned to deliver strong cross-cycle financial performance.”

Quarterly Financial Results
(in millions, except per share amounts)	GAAP(1)			Non-GAAP(2)
	FQ3-22	FQ2-22	FQ3-21	FQ3-22	FQ2-22	FQ3-21

Revenue	$8,642	$7,786	$7,422	$8,642	$7,786	$7,422
Gross margin	4,035	3,676	3,126	4,097	3,724	3,185
percent of revenue	46.7%	47.2%	42.1%	47.4%	47.8%	42.9%
Operating expenses	1,031	1,130	1,327	953	974	821
Operating income	3,004	2,546	1,799	3,144	2,750	2,364
percent of revenue	34.8%	32.7%	24.2%	36.4%	35.3%	31.9%
Net income	2,626	2,263	1,735	2,939	2,444	2,173
Diluted earnings per share	2.34	2.00	1.52	2.59	2.14	1.88

Investments in capital expenditures, net(2) were $2.53 billion for the third quarter of 2022, which resulted in adjusted free cash flow(2) of $1.31 billion. Micron repurchased approximately 13.8 million shares of its common stock for $981 million during the third quarter of fiscal 2022 and ended the quarter with cash, marketable investments, and restricted cash of $11.98 billion, for a net cash(2) position of $5.01 billion.

On June 30, 2022, our Board of Directors declared a quarterly dividend of $0.115 per share, payable in cash on July 26, 2022, to shareholders of record as of the close of business on July 11, 2022.

Business Outlook

The following table presents Micron’s guidance for the fourth quarter of 2022:

FQ4-22	GAAP(1) Outlook	Non-GAAP(2) Outlook

Revenue	$7.2 billion ± $400 million	$7.2 billion ± $400 million
Gross margin	41.5% ± 1.5%	42.5% ± 1.5%
Operating expenses	$1.13 billion ± $25 million	$1.05 billion ± $25 million
Diluted earnings per share	$1.52 ± $0.20	$1.63 ± $0.20

Further information regarding Micron’s business outlook is included in the prepared remarks and slides, which have been posted at investors.micron.com.

Investor Webcast

Micron will host a conference call on Thursday, June 30, 2022 at 2:30 p.m. Mountain time to discuss its third quarter financial results and provide forward-looking guidance for its fourth quarter. A live webcast of the call will be available online at investors.micron.com. A webcast replay will be available for one year after the call. For Investor Relations and other company updates, follow @MicronTech on Twitter at twitter.com/MicronTech.

About Micron Technology, Inc.

We are an industry leader in innovative memory and storage solutions transforming how the world uses information to enrich life for all. With a relentless focus on our customers, technology leadership, and manufacturing and operational excellence, Micron delivers a rich portfolio of high-performance DRAM, NAND, and NOR memory and storage products through our Micron® and Crucial® brands. Every day, the innovations that our people create fuel the data economy, enabling advances in artificial intelligence and 5G applications that unleash opportunities — from the data center to the intelligent edge and across the client and mobile user experience. To learn more about Micron Technology, Inc. (Nasdaq: MU), visit micron.com.

© 2022 Micron Technology, Inc. All rights reserved. Micron, the Micron logo, and all other Micron trademarks are the property of Micron Technology, Inc. All other trademarks are the property of their respective owners.

Forward-Looking Statements

This press release contains forward-looking statements regarding our industry, demand for our products, our strategic position, and our financial and operating results. These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially. Please refer to the documents we file with the Securities and Exchange Commission, specifically our most recent Form 10-K and Form 10-Q. These documents contain and identify important factors that could cause our actual results to differ materially from those contained in these forward-looking statements. These certain factors can be found at micron.com/certainfactors. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. We are under no duty to update any of the forward-looking statements to conform these statements to actual results.

(1)GAAP represents U.S. Generally Accepted Accounting Principles.
(2)Non-GAAP represents GAAP excluding the impact of certain activities, which management excludes in analyzing our operating results and understanding trends in our earnings, adjusted free cash flow, net cash, and business outlook. Further information regarding Micron’s use of non-GAAP measures and reconciliations between GAAP and non-GAAP measures are included within this press release.

MICRON TECHNOLOGY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share amounts)
(Unaudited)

	3rd Qtr.	2nd Qtr.	3rd Qtr.	Nine months ended
	June 2, 2022	March 3, 2022	June 3, 2021	June 2, 2022	June 3, 2021

Revenue	$8,642	$7,786	$7,422	$24,115	$19,431
Cost of goods sold	4,607	4,110	4,296	12,839	12,920
Gross margin	4,035	3,676	3,126	11,276	6,511

Research and development	773	792	670	2,277	1,958
Selling, general, and administrative	264	263	230	786	658
Restructure and asset impairments	—	5	453	43	466
Other operating (income) expense, net	(6)	70	(26)	(11)	101
Operating income	3,004	2,546	1,799	8,181	3,328

Interest income	20	12	8	42	28
Interest expense	(44)	(55)	(46)	(144)	(136)
Other non-operating income (expense), net	8	6	45	(61)	62
	2,988	2,509	1,806	8,018	3,282

Income tax (provision) benefit	(358)	(255)	(65)	(832)	(164)
Equity in net income (loss) of equity method investees	(4)	9	(6)	9	23
Net income	$2,626	$2,263	$1,735	$7,195	$3,141

Earnings per share
Basic	$2.36	$2.02	$1.55	$6.44	$2.81
Diluted	2.34	2.00	1.52	6.38	2.75

Number of shares used in per share calculations
Basic	1,112	1,119	1,121	1,117	1,119
Diluted	1,121	1,130	1,145	1,127	1,141

MICRON TECHNOLOGY, INC.
CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)

As of	June 2, 2022	March 3, 2022	September 2, 2021

Assets
Cash and equivalents	$9,157	$9,116	$7,763
Short-term investments	1,070	1,006	870
Receivables	6,229	5,384	5,311
Inventories	5,629	5,383	4,487
Assets held for sale	15	13	974
Other current assets	608	600	502
Total current assets	22,708	21,502	19,907
Long-term marketable investments	1,646	1,717	1,765
Property, plant, and equipment	36,665	36,171	33,213
Operating lease right-of-use assets	690	587	551
Intangible assets	415	414	349
Deferred tax assets	682	762	782
Goodwill	1,228	1,228	1,228
Other noncurrent assets	1,262	1,315	1,054
Total assets	$65,296	$63,696	$58,849

Liabilities and equity
Accounts payable and accrued expenses	$5,788	$5,650	$5,325
Current debt	107	123	155
Other current liabilities	1,114	1,145	944
Total current liabilities	7,009	6,918	6,424
Long-term debt	6,856	6,953	6,621
Noncurrent operating lease liabilities	629	535	504
Noncurrent unearned government incentives	663	704	808
Other noncurrent liabilities	858	741	559
Total liabilities	16,015	15,851	14,916

Commitments and contingencies

Shareholders’ equity
Common stock	122	122	122
Additional capital	9,950	9,816	9,453
Retained earnings	45,916	43,407	39,051
Treasury stock	(6,343)	(5,362)	(4,695)
Accumulated other comprehensive income (loss)	(364)	(138)	2
Total equity	49,281	47,845	43,933
Total liabilities and equity	$65,296	$63,696	$58,849

MICRON TECHNOLOGY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

Nine months ended	June 2, 2022	June 3, 2021

Cash flows from operating activities
Net income	$7,195	$3,141
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation expense and amortization of intangible assets	5,234	4,593
Stock-based compensation	378	285
(Gain) loss on debt repurchases and conversions	83	1
Restructure and asset impairments	43	446
Change in operating assets and liabilities
Receivables	(906)	(340)
Inventories	(1,146)	814
Accounts payable and accrued expenses	382	(309)
Other	141	(47)
Net cash provided by operating activities	11,404	8,584

Cash flows from investing activities
Expenditures for property, plant, and equipment	(8,454)	(8,015)
Purchases of available-for-sale securities	(1,359)	(1,919)
Proceeds from sale of Lehi, Utah fab	888	—
Proceeds from maturities of available-for-sale securities	964	1,024
Proceeds from sales of available-for-sale securities	258	473
Proceeds from government incentives	104	335
Other	(162)	47
Net cash provided by (used for) investing activities	(7,761)	(8,055)

Cash flows from financing activities
Repayments of debt	(2,008)	(1,344)
Repurchases of common stock - repurchase program	(1,648)	(150)
Payments of dividends to shareholders	(335)	—
Payments on equipment purchase contracts	(132)	(139)
Repurchases of common stock - withholdings on employee equity awards	(116)	(84)
Proceeds from issuance of debt	2,000	1,188
Other	99	92
Net cash provided by (used for) financing activities	(2,140)	(437)

Effect of changes in currency exchange rates on cash, cash equivalents, and restricted cash	(71)	44

Net increase (decrease) in cash, cash equivalents, and restricted cash	1,432	136
Cash, cash equivalents, and restricted cash at beginning of period	7,829	7,690
Cash, cash equivalents, and restricted cash at end of period	$9,261	$7,826

MICRON TECHNOLOGY, INC.
NOTES
(Unaudited)

Lehi, Utah Fab and 3D XPoint

In the second quarter of 2021, we updated our portfolio strategy to further strengthen our focus on memory and storage innovations for the data center market. In connection therewith, we determined that there was insufficient market validation to justify the ongoing investments required to commercialize 3D XPoint at scale. Accordingly, we ceased development of 3D XPoint technology and engaged in discussions with potential buyers for the sale of our facility located in Lehi that was dedicated to 3D XPoint production. As a result, we classified the property, plant, and equipment as held for sale and ceased depreciating the assets. On June 30, 2021, we announced a definitive agreement to sell our Lehi facility to Texas Instruments Incorporated (“TI”) and closed the sale on October 22, 2021.

In the first quarter of 2022, we received $893 million from TI for the sale of the Lehi facility and disposed of $918 million of net assets, consisting primarily of property, plant, and equipment of $921 million; $55 million of other assets, consisting primarily of a receivable for reimbursement of property taxes, equipment spare parts, and raw materials; and $58 million of liabilities, consisting primarily of a finance lease obligation. As a result of the disposition of the Lehi facility, we recognized a loss of $23 million included in restructure and asset impairments in the first quarter of 2022.

In the third quarter of 2021, we recognized a charge of $435 million included in restructure and asset impairments in connection with the definitive agreement with TI (and a tax benefit of $104 million included in income tax (provision) benefit) to write down the assets held for sale to the expected consideration, net of estimated selling costs. In the second quarter of 2021, we also recognized a charge of $49 million in cost of goods sold to write down 3D XPoint inventory in connection with our decision to cease further development of this technology.

Debt Activity

On November 1, 2021, we issued in a public offering $1.00 billion in principal amount of 2.703% senior notes due 2032 (green bonds), $500 million in principal amount of 3.366% senior notes due 2041, and $500 million in principal amount of 3.477% senior notes due 2051, and received aggregate net proceeds of $1.99 billion.

On November 17, 2021, we redeemed $1.25 billion in principal amount of our 2.497% senior notes due 2023 and $600 million in principal amount of our 4.640% senior notes due 2024 for $1.93 billion in cash and recognized a non-operating loss of $83 million.

MICRON TECHNOLOGY, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In millions, except per share amounts)

	3rd Qtr.	2nd Qtr.	3rd Qtr.
	June 2, 2022	March 3, 2022	June 3, 2021

GAAP gross margin	$4,035	$3,676	$3,126
Stock-based compensation	57	44	45
Other	5	4	14
Non-GAAP gross margin	$4,097	$3,724	$3,185

GAAP operating expenses	$1,031	$1,130	$1,327
Stock-based compensation	(78)	(75)	(53)
Restructure and asset impairments	—	(5)	(453)
Other	—	(76)	—
Non-GAAP operating expenses	$953	$974	$821

GAAP operating income	$3,004	$2,546	$1,799
Stock-based compensation	135	119	98
Restructure and asset impairments	—	5	453
Other	5	80	14
Non-GAAP operating income	$3,144	$2,750	$2,364

GAAP net income	$2,626	$2,263	$1,735
Stock-based compensation	135	119	98
Restructure and asset impairments	—	5	453
Amortization of debt discount and other costs	8	8	7
Other	5	80	15
Impact of Idaho income tax reform	189	—	—
Estimated tax effects of above and other tax adjustments	(24)	(31)	(135)
Non-GAAP net income	$2,939	$2,444	$2,173

GAAP weighted-average common shares outstanding - Diluted	1,121	1,130	1,145
Adjustment for stock-based compensation	15	13	9
Non-GAAP weighted-average common shares outstanding - Diluted	1,136	1,143	1,154

GAAP diluted earnings per share	$2.34	$2.00	$1.52
Effects of the above adjustments	0.25	0.14	0.36
Non-GAAP diluted earnings per share	$2.59	$2.14	$1.88

RECONCILIATION OF GAAP TO NON-GAAP MEASURES, Continued

	3rd Qtr.	2nd Qtr.	3rd Qtr.
	June 2, 2022	March 3, 2022	June 3, 2021

GAAP net cash provided by operating activities	$3,838	$3,628	$3,560

Expenditures for property, plant, and equipment	(2,578)	(2,611)	(2,259)
Proceeds from sales of property, plant, and equipment	39	27	74
Payments on equipment purchase contracts	(27)	(27)	(16)
Amounts funded by partners	38	11	159
Investments in capital expenditures, net	(2,528)	(2,600)	(2,042)
Adjusted free cash flow	$1,310	$1,028	$1,518

As of	June 2, 2022	March 3, 2022	September 2, 2021

Cash and short-term investments	$10,227	$10,122	$8,633
Current and noncurrent restricted cash	104	108	66
Long-term marketable investments	1,646	1,717	1,765
Current and long-term debt	(6,963)	(7,076)	(6,776)
Net cash	$5,014	$4,871	$3,688

The tables above reconcile GAAP to non-GAAP measures of gross margin, operating expenses, operating income, net income, diluted shares, diluted earnings per share, adjusted free cash flow, and net cash. The non-GAAP adjustments above may or may not be infrequent or nonrecurring in nature, but are a result of periodic or non-core operating activities. We believe this non-GAAP information is helpful in understanding trends and in analyzing our operating results and earnings. We are providing this information to investors to assist in performing analysis of our operating results. When evaluating performance and making decisions on how to allocate our resources, management uses this non-GAAP information and believes investors should have access to similar data when making their investment decisions. We believe these non-GAAP financial measures increase transparency by providing investors with useful supplemental information about the financial performance of our business, enabling enhanced comparison of our operating results between periods and with peer companies. The presentation of these adjusted amounts varies from amounts presented in accordance with U.S. GAAP and therefore may not be comparable to amounts reported by other companies. Our management excludes the following items in analyzing our operating results and understanding trends in our earnings:

•Stock-based compensation;
•Flow-through of business acquisition-related inventory adjustments;
•Acquisition-related costs;
•Employee severance;
•Gains and losses from settlements and patent license charges;
•Restructure and asset impairments;
•Amortization of debt discount and other costs;
•Gains and losses from debt repurchases and conversions;
•Gains and losses from business acquisition activities; and
•The estimated tax effects of above, non-cash changes in net deferred income taxes, assessments of tax exposures, certain tax matters related to prior fiscal periods, and significant changes in tax law.

Non-GAAP diluted shares are adjusted for the impact of additional shares resulting from the exclusion of stock-based compensation from non-GAAP income.

MICRON TECHNOLOGY, INC.
RECONCILIATION OF GAAP TO NON-GAAP OUTLOOK

FQ4-22	GAAP Outlook	Adjustments		Non-GAAP Outlook

Revenue	$7.2 billion ± $400 million	—		$7.2 billion ± $400 million
Gross margin	41.5% ± 1.5%	1%	A	42.5% ± 1.5%
Operating expenses	$1.13 billion ± $25 million	$83 million	B	$1.05 billion ± $25 million
Diluted earnings per share(1)	$1.52 ± $0.20	$0.11	A, B, C	$1.63 ± $0.20

Non-GAAP Adjustments (in millions)

A	Stock-based compensation – cost of goods sold	$45
A	Other – cost of goods sold	4
B	Stock-based compensation – research and development	48
B	Stock-based compensation – sales, general, and administrative	35
C	Tax effects of the above items and other tax adjustments	(9)
		$123

(1)GAAP earnings per share based on approximately 1.12 billion diluted shares and non-GAAP earnings per share based on approximately 1.13 billion diluted shares.

The tables above reconcile our GAAP to non-GAAP guidance based on the current outlook. The guidance does not incorporate the impact of any potential business combinations, divestitures, restructuring activities, balance sheet valuation adjustments, strategic investments, financing transactions, and other significant transactions. The timing and impact of such items are dependent on future events that may be uncertain or outside of our control.